Portions of this exhibit have been redacted pursuant to a request for confidential treatment under Rule 24B-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked "[*]" in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.


                             COORS SUPPLY AGREEMENT
                             (PACKAGING PURCHASING)

     This agreement ("Agreement") is made this 12th day of November, 2001, and shall be effective as of January 1, 2002 (the "Effective Date"), by and between Rocky Mountain Metal Container, LLC , a Colorado limited liability company (SUPPLIER), and COORS BREWING COMPANY, a Colorado corporation (COORS); (COORS and SUPPLIER may sometimes be referred to individually as a "Party" or collectively as the "Parties").

     NOW, THEREFORE, in consideration of the premises, the mutual promises, and the representations, warranties and covenants herein contained, the sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                                      TERM

     This Agreement shall be effective as of the Effective Date and for as long as the SUPPLIER is in existence (the "Term"), but in no event shall this Agreement terminate as long as this Agreement is subject to a valid security agreement in favor of independent third parties.

                                   ARTICLE 2
                          SUPPLIER PRODUCT OBLIGATIONS

     2.1 Product Specifications. SUPPLIER agrees to sell to COORS and COORS agrees to purchase from SUPPLIER, the products described on EXHIBIT 1 attached hereto (the "Products"), as it may be amended from time to time by COORS, conforming to the specifications described on EXHIBIT 2 attached hereto (the "Specifications"), and as such specifications may be amended from time to time by COORS.

     2.2 New Products. During the Term, COORS may, in its sole discretion, provide SUPPLIER with the opportunity to compete to supply other promotional, specialty or new products. If the Parties agree to add promotional, specialty or new products, EXHIBITS 1 AND 2 shall be amended in a writing signed by the Parties.

     2.3 Product Delivery and Sourcing. SUPPLIER agrees to deliver the Products to COORS at the destinations designated by COORS. COORS shall [*] the SUPPLIER'S Golden facilities as may be agreed to in writing by the Parties on or before December 1, 2001.

     2.4 Contingency Sourcing. SUPPLIER shall provide to COORS a sourcing contingency plan for Products, which shall be submitted to COORS when requested for periodic review and approval.

                                   ARTICLE 3
                            COORS PRODUCT OBLIGATIONS

     3.1 Product Volume. Commencing on Effective Date, SUPPLIER shall sell to COORS and COORS shall purchase from SUPPLIER [*] of the Products for its Golden facility as COORS shall specify in writing from time to time ("Volume Requirements"). COORS presently estimates that its Volume Requirements for the calendar year 2002 [*].

     3.2 Estimates. On or before each November 30 during the Term, COORS shall provide SUPPLIER with COORS' best estimate of COORS' anticipated Volume Requirements for Products during the immediately succeeding calendar year. On or before the last business day of each month, COORS shall provide SUPPLIER with a rolling three (3)-month forecast of COORS' estimated requirements listed by Product style and size. On or before the last business day of each week, COORS shall provide SUPPLIER with its estimated requirements for the succeeding week, listed by Product style and size. COORS and SUPPLIER acknowledge that from time to time considerable variation will occur between the anticipated Volume Requirements, the estimated requirements and the final orders. Notwithstanding such variation, SUPPLIER shall accommodate such delivery requirements. SUPPLIER shall provide COORS with advance written notice, as soon as reasonably possible, of any anticipated inability to produce and deliver Products in such quantities as are necessary to meet COORS' Volume Requirements and estimated requirements.

     3.3 Product Inventory. SUPPLIER is expected to maintain a sufficient inventory necessary to meet COORS' requirements, taking into consideration [*] available to COORS for certain products.

     3.4 SUPPLIER Failure to Supply Volume Requirements. If, in any calendar year SUPPLIER is unable to supply COORS with the Volume Requirements as and when needed, or if SUPPLIER notifies COORS that it may be unable to supply COORS with the estimated requirements or Volume Requirements, then COORS, in its sole and absolute discretion, may purchase the volume represented by the SUPPLIER shortfall or anticipated shortfall, as the case may be, from third parties, in which case SUPPLIER [*] COORS [*] COORS, including without limitation [*]. COORS shall be entitled to use the quantities of Products that it has purchased from third parties prior to resuming purchases from SUPPLIER. [*]

     3.5 COORS Volume Authorization. SUPPLIER shall not initiate production for any new, promotional or specialty product or exceed the authorized volume without the prior written authorization of COORS.

                                   ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SUPPLIER hereby agrees, represents and warrants to COORS that:

     4.1 SUPPLIER shall convey good title to the Products and that the Products shall be delivered free of any lien or encumbrance, and free from defects;

     4.2 SUPPLIER shall produce and deliver the quality and quantity of Products required hereunder and as specified in EXHIBIT 1 AND 2;

     4.3 SUPPLIER warrants that all Products shall conform to a production sample that is approved by COORS in writing, including without limitation the color, artwork, texture and quality; that the Products shall conform to the Specifications; that the Products shall be fit for the ordinary purposes for which such Products are used, be of even kind and quality, and are adequately packaged and labeled as the Specifications may require.

     4.4 The Products shall be free of any chemical or residues of chemicals in excess of the permissible tolerance, if any, under any law or regulation of the Environmental Protection Agency (EPA), the Federal Food & Drug Administration
(FDA), the U.S. Department of Agriculture (USDA), any other local, state or federal governmental body having jurisdiction over packaging materials for foods and beverages for human consumption, and the Products shall be free of all adverse materials, substances or chemicals for which no tolerances have been established or permitted.

     4.5 SUPPLIER has the full authority and power to enter into and perform under this Agreement and to make all representations, warranties, and covenants set forth herein. SUPPLIER represents and warrants that the individual executing this Agreement is properly authorized to bind SUPPLIER to the terms of this Agreement.

     4.6 SUPPLIER is not subject to any restrictive obligations imposed by former or existing clients or any other person that would impair its ability to perform its obligations and deliver the Products to be provided pursuant to this Agreement.

     4.7 SUPPLIER hereby assigns for the benefit of COORS warranties associated with the Products provided by any manufacturer, subcontractor or third party and SUPPLIER shall enforce such warranties on COORS' behalf upon COORS' written request. The warranties made or assigned by SUPPLIER pursuant to this Agreement or otherwise shall survive the acceptance of and payment for the Products by COORS. The warranties made or assigned to COORS by SUPPLIER pursuant to this Agreement or otherwise shall benefit COORS and its subsidiaries and affiliated companies and their respective employees, agents, representatives, assigns, subcontractors and customers.

                                   ARTICLE 5
                                 CONSIDERATION

     5.1 Contract Price. COORS shall pay to SUPPLIER the transfer price as determined in accordance with EXHIBIT 3 (the "Transfer Price").

     5.2 Payment Terms and Invoices. [*]

                                   ARTICLE 6
                              QUALITY AND SERVICE

     6.1 SUPPLIER shall comply with the Service and Quality performance requirements for at least a bronze-level supplier, which requirements are attached hereto as EXHIBIT 4.

     6.2 If SUPPLIER identifies Products which do not meet or exceed COORS' Specifications during their manufacturing process, SUPPLIER shall not ship such defective Products to COORS until the manufacturing process has been corrected and the Products conform to the Specifications, agreements, representations, and warranties contained in this Agreement.

                                   ARTICLE 7
                                   COMPLIANCE

     7.1 Government Regulations. Unless otherwise exempt:

         (a) the clauses required to be incorporated into government contracts under 41 C.F.R. sections 60-1.4, 60-250.5(a), 60-741.5(a), 48 C.F.R. 22.810, 48
C.F.R. 22.1308, and 48 C.F.R. 22.14089 are incorporated into this Agreement by reference,

         (b) SUPPLIER shall comply with all requirements of (i) Executive Order 11246, as amended, and the regulations issued thereunder, (ii) the requirements of Section 503 of the Rehabilitation Act of 1973 as amended, and the regulations issued thereunder, (iii) the requirements of Section 503 of the Vietnam Era Veterans' Readjustment Assistance Act of 1972, as amended, 38 USC 4212, Executive Order 11702, and all regulations thereunder, (iv) the reporting requirements set forth in 61 C.F.R. 61-250.10 of the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12112; and (v) the requirements of 41 C.F.R. Chapter 60.

         With respect to subsection (iv) of this Section 7.1(b), if the services provided to COORS under this Agreement require COORS to make any accommodation under the Americans with Disabilities Act, SUPPLIER agrees to pay all reasonable costs necessary to make such reasonable accommodation or to reimburse COORS for all reasonable costs expended by COORS in order to make such reasonable accommodation under the Act.

     7.2 General Laws and Permits. SUPPLIER shall (i) comply with any and all applicable federal, state, local or agency laws, regulations, rules, ordinances or other directives, and (ii) obtain all releases, licenses, permits or other authorizations required by any governmental body or authority, unless otherwise provided by COORS.

     7.3 WHAM Training. SUPPLIER shall require all employees of SUPPLIER and its subcontractors to attend a Workplace Hazard and Awareness Management training seminar ("WHAM") at such time and place designated by COORS prior to working at or on any of COORS' facilities or property.

     7.4 Diverse Suppliers (Minority or Women-Owned Business Enterprises). COORS has a policy that requires SUPPLIER, whenever practicable, to use diverse suppliers, including contractors and subcontractors, if such suppliers are both qualified and competitive. A diverse supplier is a for-profit enterprise located in the United States or its trust territories, which is controlled, operated and fifty-one percent (51%) owned by a minority member or woman. Minority members are individuals who are African American, Hispanic American, Native American, Asian-Pacific American and Asian-Indian American. SUPPLIER will report expenditures to diverse suppliers quarterly on the form attached as Exhibit 5.

                                   ARTICLE 8
                                   ASSIGNMENT

     Neither SUPPLIER nor COORS shall have the right or power to assign its respective rights or delegate its respective obligations hereunder without the express written consent of the other Party. Any attempt to do so without such consent shall be null and void. In the event this Agreement is properly assigned, the provisions of this Agreement shall bind and benefit the Parties hereto and their representatives, successors and assigns.

                                   ARTICLE 9
                                 SUBCONTRACTORS

     9.1 Approval. SUPPLIER recognizes COORS has chosen it to perform the obligations of this Agreement because of the expertise of SUPPLIER and its Members. Any subcontractor or agent utilized by SUPPLIER for its performance under this Agreement must be specifically identified to COORS by SUPPLIER and approved by COORS in writing prior to the provision of services or goods by such subcontractor or agent. Goods purchased by SUPPLIER from a subcontractor shall be included in a SUPPLIER'S Quarterly Quality Report, which shall be provided to COORS by SUPPLIER on March 31, June 30, September 30, and December 31 of each year in the form as set forth on Exhibit 4. Subcontractors shall also meet the Specifications as set forth on Exhibit 2.

     9.2 Agreement Binding. Any subcontractors approved by COORS hereunder shall agree to be bound by all provisions of this Agreement. SUPPLIER shall ensure that any approved agent, representative, assign or subcontractor has executed an appropriate agreement prior to the commencement of work. Without limiting SUPPLIER'S obligation to obtain an agreement with all approved subcontractors agreeing to be bound by all provisions of this Agreement, SUPPLIER shall provide evidence that all subcontractors are carrying and maintaining insurance policies with coverages, in the same manner and amounts as SUPPLIER is obligated to obtain and furnish pursuant to Section 10 below.

                                   ARTICLE 10
                                    INSURANCE

     Prior to commencing any work in connection with the supply of Products hereunder, SUPPLIER shall secure and shall maintain during the performance of its obligations under this Agreement and throughout the Term, at least the following types of insurance and minimum coverage: (a) Commercial General Liability Insurance, including Contractual Liability and Products/Completed Operations coverage with a combined single limit for bodily injury, death, personal injury and property damage of $1,000,000 per occurrence and $1,000,000 general aggregate, and $1,000,000 Products/Completed Operations aggregate; (b) Automobile Liability Insurance with combined single limit for bodily injury and property damage of $1,000,000 per accident; (c) Statutory Workmen's Compensation and Occupational Disease Disability Insurance as required by law; and (d) Employer's Liability Insurance with limits of $1,000,000 for bodily injury by accident, each employee, $1,000,000 for bodily injury by disease, each employee, and $1,000,000 aggregate liability for disease. SUPPLIER shall furnish to COORS evidence of such insurance coverage in the form of Certificates of Insurance. COORS shall be named as an additional insured on SUPPLIER'S Commercial General Liability and Automobile Liability insurance policies. All Certificates of Insurance shall provide that COORS shall be provided thirty (30) days written notice prior to any change, substitution or cancellation of such policies of insurance. All such insurance policies shall be "occurrence" policies rather than "claims made" policies and shall be issued by companies authorized to do business in Colorado and having a rating of A-X or better by A.M. Best Company. The foregoing requirements as to the types and limits of insurance coverage to be maintained by SUPPLIER, and any approval or waiver of said insurance by COORS is not intended to and shall not in any way or manner limit or qualify the liabilities and obligations of SUPPLIER pursuant to this Agreement including, but not limited to, its obligations pursuant to Section 11.9.

                                   ARTICLE 11
                                  MISCELLANEOUS

     11.1 Survivability. All covenants, indemnities, guarantees, representations and warranties by SUPPLIER and obligations of COORS arising prior to the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

     11.2 Enforceability. Either Party's failure in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement or to exercise any right herein conferred shall not be construed as a waiver or relinquishment of that right or of that Party's right to assert or rely upon the terms and conditions of this Agreement. Any express waiver of a term of this Agreement shall not be binding and effective unless made in writing and properly executed by the waiving Party.

     11.3 Amendments. This Agreement may not be amended except in writing properly executed by the Parties hereto. Except as specifically amended, this Agreement shall remain in full force and effect as written.

     11.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. Any invalid or unenforceable provision shall be deemed severed from this Agreement to the extent of its invalidity or unenforceability, and this Agreement shall be construed and enforced as if the Agreement did not contain that particular provision to the extent of its invalidity or unenforceability.

     11.5 Notice. Any notice, demand, consent, election, offer, approval, request or other communication required under this Agreement (a "Required Notice") must be in writing and either delivered personally or sent by overnight delivery courier, or sent by certified or registered mail, postage prepaid, return receipt requested. Notice will be effective upon receipt. A Required Notice sent by facsimile will be deemed given when receipt by the receiving facsimile machine has been confirmed.

A notice must be addressed as follows:

     To SUPPLIER:  Rocky Mountain Metal Container, LLC
                   17755 West 32nd Avenue
                   Golden, CO 80401

                   Facsimile number: (303) 277-6198

     To COORS:     Coors Brewing Company
                   Attention: Director, Packaging Purchasing
                   311 10th Street
                   Golden, CO 80401
                   Facsimile number: (303) 277-6985

     11.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any Party to any counterpart shall be deemed a signature to the Agreement, and may be appended to, any other counterpart.

     11.7 Headings. The headings to the various paragraphs of this Agreement are solely for the convenience of the Parties, are not part of the Agreement and shall not be used for the interpretation of the validity of the Agreement or any provision hereof.

     11.8 Jurisdiction And Venue; Choice Of Law. SUPPLIER agrees and acknowledges that it is transacting business with COORS in the state of Colorado and that this Agreement shall be governed by, subject to, and construed according to the internal laws, and not the laws relating to conflicts of law, of the state of Colorado. SUPPLIER further agrees that any controversy, claim, question, disagreement, or dispute arising under this Agreement shall be resolved in accordance with the dispute resolution mechanisms set out in Article XVI of SUPPLIER'S Operating Agreement entered into on the date hereof and effective on January 1, 2002, which, for this purpose, is incorporated herein.

     11.9 Defend. Without limiting the obligations under this Agreement, SUPPLIER agrees to defend any Claims which may be brought against COORS arising out of or in connection with the acts or omissions of SUPPLIER in connection with this Agreement. In fulfilling its defense obligations, SUPPLIER may employ counsel of its own choice at its expense; provided, however, COORS shall have the opportunity to participate in its own defense and to engage counsel of its own choice at SUPPLIER'S expense. SUPPLIER shall have the right to settle any such matter when settlement is at SUPPLIER'S sole cost and expense and such settlement shall not work to the detriment of COORS. Further, SUPPLIER will reimburse COORS for any defense costs incurred by COORS, as well as any costs incurred by COORS in enforcing SUPPLIER'S obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first written above.

ROCKY MOUNTAIN METAL                  COORS BREWING COMPANY,
CONTAINER, LLC, A COLORADO LIMITED    A COLORADO CORPORATION
LIABILITY COMPANY

By: /s/ [ILLEGIBLE]                   By: /s/ [ILLEGIBLE]
    -------------------------------       --------------------------------------
Title: Manager and Secretary          Title: V.P. of Finance and Treasurer
       ----------------------------          -----------------------------------
Date: November 12, 2001               Date: November 12, 2001
      -----------------------------         ------------------------------------

                                      ADOLPH COORS COMPANY,
                                      A COLORADO CORPORATION, CO-SIGNING FOR THE
                                      SUPPLY OF CANS AND ENDS

                                      By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                      Title: Vice President
                                             -----------------------------------
                                      Date: November 12, 2001
                                            ------------------------------------